UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
___________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

Commission file number 001-33606
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VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2015, Validus Holdings, Ltd. (the “Company”) and Validus Reinsurance, Ltd. (“Validus Re”) entered into a $85.0 million five-year unsecured credit facility with Lloyds Securities Inc., as syndication agent, JPMorgan Chase Bank, N.A. as administrative agent, Barclays Bank plc, HSBC Bank USA, National Association and Suntrust Bank, as co-documentation agents and the lenders party thereto, which provides for letter of credit availability for the Company and certain designated subsidiaries of the Company and revolving credit availability for the Company (the “Five Year Unsecured Facility”) (the full $85.0 million of which is available for letters of credit and/or revolving loans). The Five Year Unsecured Facility was provided by a syndicate of commercial banks arranged by J.P. Morgan Securities LLC, Lloyds Securities Inc., Barclays Bank plc, HSBC Securities (USA) Inc. and SunTrust Robinson Humphrey, Inc. Letters of credit under the Five Year Unsecured Facility will be available to support obligations in connection with the insurance business of the Company and its subsidiaries. Loans under the Five Year Unsecured Facility will be available for the general corporate and working capital purposes of the Company. The Company may request that existing lenders under the Five Year Unsecured Facility or prospective additional lenders agree to make available additional commitments from time to time so long as the aggregate commitments under the Five Year Unsecured Facility do not exceed $150.0 million. Letter of credit fees are payable on account of each letter of credit issued under the Five Year Unsecured Facility at a rate per annum equal to an applicable rate. Borrowings under the Five Year Unsecured Facility bear interest, at the option of the Company, at the base rate (the higher of (i) the prime rate announced by JPMorgan Chase Bank, N.A., (ii) the higher of the federal reserve bank effective rate and the overnight bank funding rate plus 0.50%, and (iii) the adjusted LIBOR rate plus 1.0%) or the adjusted LIBOR rate applicable to such loans, plus an applicable rate.

Also on December 9, 2015, the Company and Validus Re entered into a $300.0 million five-year secured credit facility with Lloyds Securities Inc., as syndication agent, JPMorgan Chase Bank, N.A. as administrative agent, Barclays Bank plc, HSBC Bank USA, National Association and Suntrust Bank, as co-documentation agents and the lenders party thereto, which provides for letter of credit availability for the Company and certain designated subsidiaries of the Company (the “Five Year Secured Facility” and together with the Five Year Unsecured Facility, the “Credit Facilities”). The Five Year Secured Facility was provided by a syndicate of commercial banks arranged by J.P. Morgan Securities LLC, Lloyds Securities Inc., Barclays Bank plc, HSBC Securities (USA) Inc. and SunTrust Robinson Humphrey, Inc. Letters of credit under the Five Year Secured Facility will be available to support obligations in connection with the insurance business of the Company and its subsidiaries. The Company may request that existing lenders under the Five Year Secured Facility or prospective additional lenders agree to make available additional commitments from time to time so long as the aggregate commitments under the Five Year Secured Facility do not exceed $400.0 million. The obligations of the Company and its designated subsidiaries under the Five Year Secured Facility are secured by cash and securities deposited into cash collateral accounts from time to time with The Bank of New York Mellon. Letter of credit fees are payable on account of each letter of credit issued under the Five Year Secured Facility at a rate per annum equal to an applicable rate. Borrowings under the Five Year Secured Facility bear interest at the base rate (the higher of (i) the prime rate announced by JPMorgan Chase Bank, N.A., (ii) the higher of the Federal Reserve Bank effective rate the overnight bank funding rate plus 0.50%, and (iii) the adjusted LIBOR rate plus 1.0%).

The Credit Facilities contain covenants that include, among other things (i) the requirement that the Company initially maintain a minimum level of consolidated net worth of at least $2,600,000,000 and, commencing with the end of the fiscal quarter ending June 30, 2015, to be increased quarterly by an amount equal to 25% of the Company’s consolidated net income (if positive) for such quarter plus 50% of the aggregate increases in the consolidated shareholders’ equity of the Company during such fiscal quarter by reason of the issuance and sale of common equity interests of the Company, including upon any conversion of debt securities of the Company into such equity interests, (ii) the requirement that the Company maintain at all times a consolidated total debt to consolidated total capital ratio not greater than 0.35:1.00, and (iii) the requirement that Validus Re and any other material insurance subsidiaries maintain a financial strength rating by A.M. Best of not less than “B++” (Fair).  In addition, the Credit Facilities contain customary negative covenants applicable to the Company and its subsidiaries, including limitations on the ability to pay dividends and other payments in respect of equity interests at any time that the Company is otherwise in default with respect to certain provisions under the respective Credit Facilities, limitations on the ability to incur liens, sell assets, merge or consolidate with others, enter into transactions with affiliates, and limitations on the ability of its subsidiaries to incur indebtedness. The Credit Facilities also contain customary affirmative covenants, representations and warranties and events of default for credit facilities of its type.

The foregoing descriptions does not purport to be complete and are qualified in their entirety by reference to the agreements attached hereto as Exhibits 10.1 and 10.2 which are incorporated herein by reference.

Certain of the lenders party to the credit facilities described herein and their respective affiliates have, from time to time, performed various investment or commercial banking and financial advisory services for the Company in the ordinary course of business.

Item 1.02	Termination of a Material Definitive Agreement.

On December 9, 2015, upon entering into the Credit Facilities, the Company terminated its (a) $400.0 million four-year unsecured credit facility, dated March 9, 2012 with Deutsche Bank Securities Inc., as syndication agent and JPMorgan Chase Bank, N.A. as administrative agent and (b) $500.0 million four-year secured credit facility, dated March 9, 2012 with Deutsche Bank Securities Inc., as syndication agent and JPMorgan Chase Bank, N.A. as administrative agent. No early termination penalties were incurred.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1
Five-Year Unsecured Revolving Credit and Letter of Credit Facility, dated as of December 9, 2015, among Validus Holdings, Ltd., Validus Reinsurance, Ltd., the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and Lloyds Securities Inc., as syndication agent.

10.2
Five-Year Secured Letter of Credit Facility, dated as of December 9, 2015, among Validus Holdings, Ltd., Validus Reinsurance, Ltd., the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and Lloyds Securities Inc., as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2015

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski

Name:	Robert F. Kuzloski
Title:	Executive Vice President and General Counsel